EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Southern Cross Acquisition II Corp.:

We hereby consent to the inclusion of our report dated May 29, 2026, except for Notes 1, 3, 4, 7 and 9 as to which the date is July 8, 2026; and Note 5 as to which the date is August 18, 2026, in the Registration Statement (Registration No. 333-297331) on Form S-1 Amendment No. 2 (“Registration Statement”) of Southern Cross Acquisition II Corp. (“the Company”), with respect to our audit of the Company’s financial statements as of December 31, 2025 and for the period from September 30, 2025 (inception) to December 31, 2025, which appears in the Prospectus as part of this Registration Statement. Our report contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

 We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ TAAD LLP

Diamond Bar, California

August 18, 2026